Forward Air Confirms Receipt of Director Nominations from Ancora Advisors

No Shareholder Action Required at This Time

GREENEVILLE, Tenn. – Feb. 10, 2021 – Forward Air Corporation (NASDAQ:FWRD) (the “Company” or “Forward”) today confirmed that Ancora Advisors (“Ancora”) has submitted a nomination notice for four candidates to stand for election to the Forward Air Board of Directors (the “Board”) at the Company’s 2021 Annual Meeting of Shareholders. Shareholders are not required to take any action at this time.

The Company issued the following statement:

Forward benefits from a strong and experienced Board that provides close oversight and guidance on the execution of the Company’s strategy. The Board – composed of 10 highly qualified directors, nine of whom are independent – brings significant experience across the logistics industry, financial operations, governance, and increasingly, technology. Our Board regularly evaluates its composition to ensure it has the right skills and perspectives to deliver value to all shareholders, and has made and intends to continue to make refreshment a priority, appointing four new independent directors since 2017, for an average Board tenure of approximately seven years.

While we believe Forward is on the right path to deliver sustainable growth for shareholders, we are also open-minded and receptive to ideas that may enhance value or our operations. To that end, members of the Board and management team have held numerous and extensive discussions with Ancora and members of its shareholder group, including Andrew Clarke and Scott Niswonger (collectively the “Ancora Group”), over the past several months to better understand its views on the Company’s strategy and progress. Through these discussions, the Board determined that it is either already executing on – or intends to undertake – many of the initiatives suggested by Ancora. In the areas where the parties disagree, the Board and management believe we can create superior value under the Forward strategic plan currently being executed.

Notwithstanding these differences in strategy, in an effort to engage constructively for the benefit of all shareholders, the Board has made a series of constructive settlement offers to Ancora. As recently as January 27, 2021, Forward made Ancora an offer whereby three new directors would be added to the Board, including any two directors chosen by Ancora, which could include any Ancora principals or members of the Ancora Group, and one independent director mutually agreed upon by Ancora and the Company. In response to a specific request made by Ancora, the proposed settlement offer also contemplated the creation of a new committee of the Board which would include two Ancora appointees, two independent directors, and Tom Schmitt as Chair. Ancora summarily rejected the proposal and demanded the appointment of three Ancora-selected candidates and 50% control of the proposed Board committee such that the Ancora Group would have veto-rights.

While we believe this proxy contest is unreasonable and disregards multiple constructive settlement offers by the Board, we remain committed to constructive and reasonable engagement with the Ancora Group moving forward, while ensuring that the best interests of all shareholders – not only those of the Ancora Group – are protected and represented.

Under Chairman and CEO Tom Schmitt, and with the full support and collaboration of the Board, we will continue to execute on the Company’s clearly defined strategy. The Board believes that its combined CEO and Chairman structure is optimal for Forward at this time as it ensures the Board is led by a voice with in-depth, critical knowledge of our business, while enhancing transparency between the Board and management overall. The structure, which includes a lead independent director, provides an effective balance between strong Company leadership and engaged oversight as it ensures the Board has a holistic view of our business when making key strategic decisions for the benefit of our shareholders.

Forward remains focused on driving continued improvements in operational performance and shipment-level profitability, while delivering enhanced offerings and service to customers. In 2020, we prudently enhanced our financial flexibility and liquidity in order to mitigate the short-term headwinds presented by

COVID-19, and at year-end, we rapidly and effectively resolved certain IT challenges to minimize their impact on the business. As volumes continue to rebound, we are confident that we have emerged from the depths of the pandemic a stronger company. Simultaneously, the Company’s long-term value creation potential is compelling due to continued organic growth expansion; enhanced network capabilities; renewed commitment to Precision Execution; and consistent acquisition of complementary businesses.

The Board will review Ancora’s materials and, if appropriate, will present its formal recommendation regarding director nominations in the Company’s definitive proxy materials that will be filed with the Securities and Exchange Commission and mailed to shareholders eligible to vote at the 2021 Annual Meeting, which has not yet been scheduled.

Morgan Stanley & Co. LLC is serving as financial advisor to Forward Air and Cravath, Swaine & Moore LLP is serving as Forward Air’s legal advisor.

About Forward Air Corporation

Forward Air Corporation (NASDAQ: FWRD) is a leading asset-light freight and logistics company. We provide LTL, final mile, truckload, intermodal drayage and pool distribution services across the United States and in Canada. Headquartered in Greeneville, Tennessee, Forward operates approximately 200 facilities across the country and employs more than 5,200 people nationwide. We are more than a transportation company. As a single resource for your shipping needs, Forward is your supply chain partner. For more information, visit our website at www.forwardaircorp.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “expects” or similar expressions are intended to identify these forward-looking statements. These statements, which include, but are not limited to, statements regarding the value expected to be created by Forward Air’s strategic growth plan and being on the right path to deliver sustainable growth for shareholders, Forward Air’s long-term value creation potential and its drivers, Forward Air’s response to the COVID-19 pandemic and the expectation that volumes will continue to rebound and Forward Air’s execution of its strategy to drive operational, profitability and service offering improvements are based on Forward Air’s current plans and expectations and involve risks and uncertainties that could cause future activities and results of operations to be materially different from those set forth in the forward-looking statements, including the risks described in the “Risk Factors” section of our annual and quarterly reports filed with the Securities and Exchange Commission. For further information, please refer to Forward Air’s reports and filings with the Securities and Exchange Commission.

Further, any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date on which it is made. Forward Air does not undertake any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

In connection with the forthcoming solicitation of proxies from shareholders in respect of Forward Air’s 2021 Annual Meeting of Shareholders, Forward Air will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “proxy statement”), containing a form of BLUE proxy card. Details concerning the nominees of Forward Air’s Board of Directors for election at Forward Air’s 2021 Annual Meeting of Shareholders will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS, INCLUDING FORWARD AIR’S PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT FORWARD AIR. Shareholders may obtain free copies of the proxy statement and other relevant documents that Forward Air files with the SEC on Forward Air’s website at https://ir.forwardaircorp.com or from the SEC’s website at www.sec.gov.

Participants in the Solicitation

Forward Air, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of Forward Air’s 2021 Annual Meeting of Shareholders. Information regarding certain of the directors and officers of Forward Air is contained in its proxy statement for the 2020 Annual Meeting of Shareholders which was filed with the SEC on March 31, 2020. To the extent holdings of Forward Air’s securities by directors or executive officers have changed since the amounts set forth in Forward Air’s 2020 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the identity of potential participants and their respective interests, by security holdings or otherwise, will be included in Forward Air’s proxy statement and other relevant documents filed with the SEC in connection with Forward Air’s 2021 Annual Meeting of Shareholders.

For media inquiries, please contact:

Justin Moss
jmoss@forwardair.com
404-362-2472

OR

Michael J. Morris
mmorris@forwardair.com
404-362-8933

OR

Steve Frankel / Nick Lamplough
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

For investor inquiries, please contact:

Arthur Crozier / Gabrielle Wolf
Innisfree M&A Incorporated
212-750-5833